As filed with the Securities and Exchange Commission on August 6, 2026.

Registration No. 333-281379

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNODATA INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3475943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Challenger Road
Ridgefield Park, New Jersey 07660
(201) 371-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack S. Abuhoff
Chief Executive Officer and President
Innodata Inc.
55 Challenger Road
Ridgefield Park, New Jersey 07660
(201) 371-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Schwartz, Esq.
Matthew C. Schoenfeld, Esq.
Morgan Lewis & Bockius LLP

502 Carnegie Center, Suite 201
Princeton, New Jersey 08540
(609) 919-6600

(Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

AND TERMINATION OF OFFERING

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-281379) filed by Innodata Inc. (the “Company”) on August 8, 2024, and amended by the Pre-Effective Amendment No. 1 to the Registration Statement on September 16, 2024 (together, the “Registration Statement”) is being filed to terminate the effectiveness of the Registration Statement and remove from registration all of the remaining securities covered by the Registration Statement that have not yet been sold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ridgefield Park, State of New Jersey, on August 6, 2026.

INNODATA INC.

By:	/s/ Jack S. Abuhoff
Jack S. Abuhoff
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.